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                                                                    EXHIBIT 23.3

We hereby consent to the incorporation by reference in the two Registration Statements on Form S-3 (File Nos. 333-76105 and 333-72839), Registration Statement on Form S-4 (No. 333-57987), and five Registration Statements on Form S-8 (File Nos. 33-59772, 33-64463, 333-29717, 333-61883, and 333-72839) of Clear
Channel Communications, Inc. of our report dated February 26, 1999, except as to
Note 3, which is as of March 15, 1999, relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries which is included in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.

PricewaterhouseCoopers LLP

Austin, Texas
November 18, 1999